                                FIRST AMENDMENT
                              TO CREDIT AGREEMENT


                  This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of December 10, 1998 and entered into by and among PACIFIC FINANCE & DEVELOPMENT CORP., a California corporation ("COMPANY"), and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., acting through its Los Angeles Agency ("BANK") and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of June 30, 1997, (the "CREDIT AGREEMENT"), by and between Company and Bank. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

          WHEREAS, Company and Bank desire to amend the Credit Agreement to (i) amend certain prepayment provisions, (ii) amend certain events of default, and
(iii) make certain other amendments as set forth below, and Company and Bank desire to terminate the PFC Pledge Agreement;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

          1.1  AMENDMENTS TO SECTION 1: PROVISIONS RELATING TO DEFINED TERMS

          A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definition which shall be inserted in proper alphabetical order:

          "CASH COLLATERAL AGREEMENT" means that certain Cash Collateral Agreement dated as of December 10, 1998 between Company and Bank.

          "`LATEST SHORTFALL AMOUNT' means, as of any date of determination, the difference between (a) the outstanding principal amount of the Loan as of such date or, in the event that a Default or an Event of Default shall have occurred and be continuing, the Loan Obligations and (b) 70% of the Appraised Value (based on the latest Appraisal)."

          B. Subsection 1.1 of the Credit Agreement is hereby amended by adding immediately after the phrase "the Pledge Agreement" appearing in each of the definitions "Operative Agreements" and "Security Instruments" the phrase ", the Cash Collateral Agreement".

          1.2  AMENDMENTS TO SECTION 2: AMOUNT AND TERMS OF LOAN

          A. Subsection 2.03(b) of the Credit Agreement is hereby amended by deleting therefrom the phrase "the London Branch of" appearing therein.

          B. Subsection 2.06(a) of the Credit Agreement is hereby amended by deleting the text appearing therein and substituting therefor the following:

          "The Company shall prepay the Loan on December 14, 1998 in the amount of (Y)2,220,000,000 and such obligation to prepay shall be deemed to have been satisfied upon the making of the deposit of $18,950,711.87 in accordance with subsection 3(b) of the Cash Collateral Agreement, which deemed prepayment shall be effective as of December 14, 1998. The Company hereby authorizes the Bank to apply the amount deposited by the Company pursuant to the Cash Collateral Agreement to the prepayment of the Loan in the amount of (Y)2,220,000,000 and to the payment of accrued interest (accruing on or prior to December 14, 1998), fees and other Bank Charges and expenses to be paid on or before such date."

          C. Subsection 2.06(c) of the Credit Agreement is hereby amended by deleting the phrase "[Intentionally Omitted]" appearing therein and substituting therefor the following:

          "Within three (3) Business Days after receiving notice from the Bank that the Latest Shortfall Amount is greater than zero, the Company shall prepay the Loan by an aggregate amount equal to the Latest Shortfall Amount."

          D. Subsection 2.06(f) of the Credit Agreement is hereby amended by deleting the first sentence appearing therein and substituting therefor the following:

          "The Bank shall notify the Company that it will be obtaining an Appraisal prior to obtaining an Appraisal and the Bank shall deliver an Appraisal to the Company not more than 30 days after receiving the Appraisal; provided that (i) the Bank shall not obtain more than two Appraisals per calendar year and (ii)the Bank shall not have obtained any Appraisal within the last 180 days.

          E. Subsection 2.07(a) of the Credit Agreement is hereby amended by
(i) deleting therefrom the phrase "at its office at 350 South Grand Avenue, Suite 3000, Los Angeles, California 90071, Attention: Mr. Shunji Sato (or such other account in the United States as the Bank may notify the Company in writing)" and substituting therefor the following: "(i) in the case of Yen payments, at its head office at 1-8, Uchisaiwaicho 2, Chiyoda-ku, Tokyo 100, Japan, Reference: Pacific Finance and Development Corp. (or to such other account in Japan as the Bank may notify the Company in writing), and (ii) in the case of U.S. dollar payments, at its New York Branch (such payments to be made to Chase Manhattan Bank, New York; ABA: 021000021; for the account of The Long-Term Credit Bank of Japan, Ltd., New York Branch; Account Number:
544-7-75066; Reference: Pacific Finance and Development Corp., or to such other account in the United States as the Bank may notify the Company in writing)" and (ii) deleting the phrase "Los Angeles, California" appearing in the tenth line thereof and substituting therefor the phrase "New York, New York, or Tokyo, Japan, as the case may be."

          1.3  AMENDMENTS TO SECTION 7: DEFAULTS

          Subsection 7.01 of the Credit Agreement is hereby amended by deleting subsections 7.01(s) and 7.01(t) in their entirety.

          SECTION 2. TERMINATION OF PFC PLEDGE AGREEMENT

          Subject to the terms and conditions of this Amendment, the parties hereto agree that the PFC Pledge Agreement is terminated and is of no further force and effect and the Bank shall send a notice to The Chase Manhattan Bank on the First Amendment Effective Date (but only after receiving confirmation satisfactory to it that Company has deposited with Bank cash collateral in an amount not less than $18,950,711.87) notifying The Chase Manhattan Bank that the Bank is terminating the PFC Pledge Agreement pursuant to the terms of this Amendment. Company hereby acknowledges and agrees that, in the absence of Bank's gross negligence, bad faith or willful misconduct, it releases Bank from any claim, cause of action or liability at any time arising out of or with respect to the PFC Pledge Agreement, this Section 2 or transactions contemplated by this Section 2.

          SECTION 3. CONDITIONS TO EFFECTIVENESS

          Sections 1 and 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

          A. On or before the First Amendment Effective Date, Company shall deliver to Bank the following, each, unless otherwise noted, dated the First Amendment Effective Date:

               (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of California, each dated a recent date prior to the First Amendment Effective Date;

               (ii) Copies of its Bylaws, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary;

               (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and the Cash Collateral Agreement, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

               (iv) Signature and incumbency certificates of its officers executing this Amendment and the Cash Collateral Agreement; and

               (v) Executed copies of this Amendment executed by Company and each Credit Support Party and executed copies of the Cash Collateral Agreement executed by Company.

          B. On or before the First Amendment Effective Date, Bank shall have received from Company $18,950,711.87 for deposit pursuant to and in accordance with Section 3 of the Cash Collateral Agreement and Bank shall have received confirmation satisfactory to it that such amount has been deposited.


          SECTION 4. COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Bank to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to Bank that the following statements are true, correct and complete:

          A. CORPORATE POWER AND AUTHORITY. Each Obligor has all requisite corporate power and authority to enter into this Amendment and the Cash Collateral Agreement as applicable, and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT") and each of the other Operative Agreements and the Cash Collateral Agreement, as applicable.

          B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement and the execution, delivery and performance of the Cash Collateral Agreement have been duly authorized by all necessary corporate action on the part of Company and the execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of each of the other Obligors.

          C. NO CONFLICT. The execution and delivery by each Obligor of this Amendment and the performance by Company of the Amended Agreement and the execution, delivery and performance of the Cash Collateral Agreement by Company do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Obligor or any of their respective Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of any Obligor or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Obligor or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Obligor or any of their respective Subsidiaries (including without limitation the New Consumer Products Credit Agreement, the Subsidiary Guaranty and the Revlon Senior Notes), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Obligor or any of its Subsidiaries (other than Liens created under any of the Operative Agreements in favor of Bank), or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Obligor or any of their respective Subsidiaries.

          D. GOVERNMENTAL CONSENTS. The execution and delivery by each Obligor of this Amendment and the performance by Company of the Amended Agreement and the execution, delivery and performance of the Cash Collateral Agreement by Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          E. BINDING OBLIGATION. This Amendment and, in the case of Company, the Amended Agreement and the Cash Collateral Agreement have been duly executed and delivered by each Obligor and are the legally valid and binding obligations of each Obligor, enforceable against each Obligor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          G. ABSENCE OF DEFAULT. No event has occurred and is continuing and after giving effect to this Amendment, no event will result that would constitute an Event of Default or a Potential Event of Default.

          SECTION 5. ACKNOWLEDGEMENT AND CONSENT

          Company is a party to the Pledge Agreement, as amended through the First Amendment Effective Date, pursuant to which Company has created Liens in favor of Bank on certain collateral to secure the Loan Obligations. Mortgagor is a party to the Mortgage and the Mortgagor Acknowledgment, in each case as amended through the First Amendment Effective Date, pursuant to which Mortgagor has created Liens in favor of Bank on certain collateral to secure the Loan Obligations. Revlon International is a party to the Stock Pledge Agreement, as amended through the First Amendment Effective Date, pursuant to which Revlon International has pledged certain collateral to Bank to secure the Loan Obligations. Consumer Products is a party to the Consumer Products Guarantee, as amended through the First Amendment Effective Date, pursuant to which Consumer Products has guaranteed the Loan Obligations. Company, Revlon International, Mortgagor and Consumer Products are collectively referred to herein as the "CREDIT SUPPORT PARTIES," and the Mortgage, the Pledge Agreement, the Stock Pledge Agreement, and the Consumer Products Guarantee are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS."

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Loan Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Loan Obligations," "Guarantied Obligations" or "Secured

Obligations," as the case may be, in respect of the Loan Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Operative Agreements to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Operative Agreements shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          SECTION 6. MISCELLANEOUS

          A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS.

               (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Operative Agreements to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Operative Agreements shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Bank under, the Credit Agreement or any of the other Operative Agreements.

          B. FEES AND EXPENSES. Company acknowledges that all costs, Bank Charges, fees and expenses (including those described in subsection 8.04 of the Credit Agreement) incurred by Bank and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

          C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by Company, Bank and each of the Credit Support Parties and receipt by Company and Bank of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    PACIFIC FINANCE & DEVELOPMENT CORP.


                                    By: /s/ Robert Kretzman
                                       ---------------------------------------
                                    Title: Vice President and Secretary
                                          ------------------------------------



                                    REVLON CONSUMER PRODUCTS CORPORATION,
                                    (for purposes of Section 5 only) as a
                                    Credit Support Party

                                    By: /s/ Robert Kretzman
                                       ---------------------------------------
                                    Title: Senior Vice President, Deputy
                                           General Counsel and Secretary
                                          ------------------------------------



                                    REVLON INTERNATIONAL CORPORATION,
                                    (for purposes of Section 5 only) as a
                                    Credit Support Party

                                    By: /s/ Robert Kretzman
                                       ---------------------------------------
                                    Title: Vice President and Secretary
                                          ------------------------------------


                                    REVLON REAL ESTATE KABUSHIKI KAISHA,
                                    (for purposes of Section 5 only) as a
                                    Credit Support Party

                                    By: /s/ H. Timothy Ricks
                                       ---------------------------------------
                                    Title: Director
                                          ------------------------------------

                                   THE LONG-TERM CREDIT BANK OF JAPAN, LTD., acting through its Los Angeles Agency

                                    By: /s/ Shunji Sato
                                       ---------------------------------------
                                    Title: Deputy General Manager
                                          ------------------------------------